UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Check the appropriate box:

[x]    Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]    Definitive Information Statement

                             PICKFORD MINERALS INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:


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                             PICKFORD MINERALS INC.
                             (A NEVADA CORPORATION)

                             INFORMATION STATEMENT

               Date first mailed to stockholders: April 28, 2009

                       4620 888 3RD STREET SW, SUITE 1000
                              CALGARY, AB  T2P 5C5
                         (Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 1.     INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

INTRODUCTION

This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being mailed or otherwise furnished to the registered stockholders of Pickford Minerals Inc. (the "Company") in connection with the approval by the directors of the Company, and the written consent of the holder of a majority of the Company's outstanding shares of common stock, of the following resolutions:

     Amend Article 1 of the Company's Articles of Incorporation by changing the Company's name from "Pickford Minerals Inc." to "Novagen Solar Inc." (the "Amendment").

The Amendment is described in greater detail below.

APPROVAL OF THE RESOLUTION

Section 78.320 of the Nevada Revised Statutes and the Company's Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 27, 2009, the directors of the Company approved and recommended the Amendment. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of April 26, 2009 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated April 27, 2009 and is first being mailed to stockholders on or about April 28, 2009. Only stockholders of record at midnight on April 26, 2009 are entitled to receive this Information Statement.

EFFECTIVE DATE

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the directors, in their sole discretion. The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

DISSENTER'S RIGHTS OF APPRAISAL

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendment.

STOCK CERTIFICATES

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Transfer Online Inc. (the "Transfer Agent"), of 2939 North 67th
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Place,  Scottsdale,  Arizona 85251, Telephone number: (480) 481-3940, will issue to the stockholder a new certificate representing the new name of the Company. The certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued.

REASONS FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On April 27, 2009, the Company agreed to acquire all the issued and outstanding shares of Novagen Solar (Canada) Ltd., a Canadian corporation ("Novagen") for an aggregate of 6,000,000 common shares of our capital stock. Novagen is engaged in the business of selling solar energy modules and other photovoltaic products. The proposed acquisition is subject to the Company securing $200,000 in debt financing before the closing date of May 20, 2009. If the acquisition of Novagen closes, the shareholders of Novagen will own 33% of our issued and outstanding shares.

In connection with the anticipated change in control, our Board of Directors has resolved that it is in the best interests of the Company to change the Company's name to reflect such operations.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

As of midnight on April 26, 2009 the Company has 12,451,300 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of midnight on April 26, 2009, the total number of shares owned beneficially by our directors, officers and key employees, and any person (including any group) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to their shares.

CHANGES IN CONTROL

On April 27, 2009, we agreed to acquire all the issued and outstanding shares of Novagen for an aggregate of 6,000,000 common shares of our capital stock. The agreement is subject to the Company securing $200,000 in debt financing before the closing date of May 20, 2009. If the proposed transaction closes, the shareholders of Novagen will own 33% of our issued and outstanding shares.

On April 27, 2009, Thomas Mills agreed to pay Alfonso Quijada $25,000 to acquire 7,000,000 shares of the Company's common stock from Mr. Quijada, under the terms of a purchase and sale agreement, subject to closing of the acquisition of Novagen. If the acquisition of Novagen closes, then Mr. Mills, who is also a shareholder of Novagen, will own 38% of our issued and outstanding shares. Mr. Mills will use his personal funds to acquire the shares from Mr. Quijada. The Securities Purchase and Sale Agreement does not require a vote of the Company's shareholders. The Company is not a party to the Securities Purchase and Sale Agreement.

To the knowledge of management, there are no other present arrangements or pledges of securities of the Company that might result in a change in control of our company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our officers are elected by the Board to a term of one (1) year and serve until their successors are duly elected and qualified, or until they are removed from office. The Board has no nominating, auditing or compensation committees. The name, address, age and position of our officers and director are set forth below:

Name and Address                      Age    Position(s)
----------------                      ---    -----------

Fidel Thomas (1)                      44     Chief Executive Officer, President,
c/o Novagen Solar Inc.                       Chief Financial Officer, director
4620 888 3rd Street SW, Suite 1000
Calgary, AB  T2P 5C5

Alfonso Quijada (2)                   38     director
c/o Novagen Solar Inc.
4620 888 3rd Street SW, Suite 1000
Calgary, AB  T2P 5C5

ITEM 2. STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company's current or former officers or directors, or at the date hereof, own any securities of the Company, and none have any financial interest in the Amendment described herein.

ITEM 4. PROPOSALS BY SECURITY HOLDERS

Not applicable as no stockholder proposals have been submitted.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

April 27, 2009
By Order of the Board of Directors


/s/ Fidel Thomas
Name: Fidel Thomas
Title:  Chief Executive Officer, President and Secretary